Exhibit 3.19

P07000120953 FILED November 06, 2007 Sec. Of State vingram

Electronic Articles of Incorporation

For

RHG FISH MARKET, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

RHG FISH MARKET, INC.

Article II

The principal place of business address:

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL. 32746

The mailing address of the corporation is:

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL. 32746

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100

Article V

The name and Florida street address of the registered agent is:

THOMAS E OKEEFE

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL. 32746

P07000120953 FILED November 06, 2007 Sec. Of State vingram

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: THOMAS E OKEEFE

Article VI

The name and address of the incorporator is:

JOHN F. MCDONALD, III

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FL 32746

Incorporator Signature: JOHN F MCDONALD, III

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

CRAIG S MILLER

500 INTERNATIONAL PARKWAY, STE 100

HEATHROW, FL. 32746

Title: SVP

THOMAS J PENNISON JR.

500 INTERNATIONAL PARKWAY, STE 100

HEATHROW, FL. 32746

Article VIII

The effective date for this corporation shall be:

11/06/2007